Exhibit 10.3

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of March 1, 2019 is entered into by and among (i) Xenetic Biosciences, Inc., a Nevada corporation (the “Company”), and (ii) the Stockholder of the Company as signatory hereto (the “Stockholder”).

WHEREAS, the parties hereto desire to provide for certain rights and obligations of the Stockholder on and after the date hereof.

WHEREAS, the Company has executed that certain Share Purchase Agreement, dated as of the date hereof (as the same may be amended, modified, supplemented, refinanced or replaced from time to time, the “Share Purchase Agreement”), by and among the Company, Hesperix SA, a Swiss corporation, and certain other parties thereto.

WHEREAS, the Company has executed that certain Assignment Agreement, dated as of the date hereof (as the same may be amended, modified, supplemented, refinanced or replaced from time to time, the “Assignment Agreement”), by and among the Company and the Stockholder.

WHEREAS, the Stockholder, either itself or through its affiliates, beneficially owns and has sole or shared voting power with respect to the number of voting shares of the Company indicated opposite the Stockholder’s name on Schedule 1 attached hereto.

WHEREAS, as a condition and an inducement to the Company’s willingness to enter into the Assignment Agreement, the Stockholder has agreed to entered into this Agreement with the Company.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms not otherwise defined shall have the meanings specified in the Assignment Agreement.

ARTICLE II

VOTING AGREEMENT

2.1.          Voting in Connection with the Assignment Agreement.

For the period commencing on the date hereof until the earlier of (i) the closing of the transactions contemplated by the Assignment Agreement, (ii) such date and time as the Assignment Agreement shall be terminated pursuant to Article VIII thereof or otherwise, and (iii) upon mutual written agreement of the Company and the Stockholder, the Stockholder covenants and agrees to vote (or cause to be voted) or deliver a written consent (or cause a written consent to be delivered) all voting securities of the Company owned or held by such Stockholder, directly or indirectly, as of the date hereof and all shares subsequently acquired by such Stockholder by any means, including, without limitation, upon exercise of any stock option, warrant or similar purchase right, in favor of (v) the approval and adoption of the Assignment Agreement and the Share Purchase Agreement and the Transactions contemplated thereby, (w) the approval of the Domestication (as defined in the Assignment Agreement), to the extent Company, in its discretion, determines that such Domestication will be effectuated, (x) the approval of the Buyer Financing (as defined in the Assignment Agreement), (y) the election of Dr. Alexey Vinogradov to the board of directors of the Company, and (z) the approval of the issuance of Transaction Shares (as defined in the Assignment Agreement) in connection with the transactions contemplated by the Assignment Agreement and issuance of the Company Common Stock in connection with the Share Purchase Agreement as necessary under the rules and regulations of Nasdaq.

2.2.          Voting of Directors.

For the period commencing on the closing of the transactions contemplated by the Assignment Agreement and until the earlier of (i) the date on which the Stockholder no longer beneficially owns equity stock of the Company and (ii) the mutual written agreement of the Company and the Stockholder, the Stockholder covenants and agrees to vote or cause to be voted, or consent or cause to be consented, all voting securities of the Company beneficially owned (as such term is defined under the Rule 13d-3 under the Securities Exchange Act of 1934, as amended), by such Stockholder, directly or indirectly from time to time and at all times, in favor of the slate of nominees recommended by the board of directors of the Company for election as directors during the term of this Agreement, whether such matter is brought before any meeting of the stockholders of the Company however called, proposed to be taken by written consent of the stockholders of the Company or otherwise.

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ARTICLE III

MISCELLANEOUS

3.1.          Successors and Assigns; Beneficiaries.

Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto and any of their respective successors and permitted assigns. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void.

3.2.          Amendment and Modification; Waiver of Compliance.

(a)               This Agreement may be amended only by a written instrument duly executed by the Company and the Stockholder, to amend this Agreement.

(b)               Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

3.3.          Notices.

Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile, or first class mail, or by Federal Express, United Parcel Service or other similar courier or other similar means of communication (i) to the Stockholder, at its address set forth on Schedule 1 hereto, as applicable, or (ii) to the Company, to:

Xenetic Biosciences, Inc.

40 Speen Street, Suite 102

Framingham, MA 01701

Attn: Special Committee

     Jeffrey F. Eisenberg, Chief Executive Officer

with a copy to:

Akerman LLP
98 Southeast Seventh Street

Suite 1100

Miami, Florida 33131

Facsimile: (305) 374.5095

Email: Teddy.Klinghoffer@akerman.com

      Andrea.Fisher@akerman.com

Attn: Teddy D. Klinghoffer, Esq.

      Andrea Fisher, Esq.

or, in each case, to such other address as such party may designate in writing to the other parties by written notice given in the manner specified herein.

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3.4.          Specific Performance.

Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.

3.5.          Entire Agreement.

The provisions of this Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to such subject matter.

3.6.          Severability.

If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

3.7.          Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to conflicts of law principles thereof.

3.8.          Waiver of Jury Trial.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES OR ANY OF THEM IN RESPECT OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY AGREES THAT THE OTHER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

3.9.         Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.10.       Further Assurances.

At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.

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IN WITNESS WHEREOF, each of the undersigned has signed this Agreement as of the date first above written.

COMPANY:

Xenetic Biosciences, Inc.

By: /s/ Jeffrey F. Eisenberg
Name: Jeffrey F. Eisenberg
Title: CEO

STOCKHOLDER:

OPKO PHARMACEUTICALS, LLC

By: /s/ Dr. Phillip Frost
Name: Dr. Phillip Frost
Title:Chairman & Chief Executive Officer

[Signature Page to Voting Agreement]

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SCHEDULE 1

STOCKHOLDERS

Stockholder	Address	Number of Shares Owned
OPKO PHARMACEUTICALS, LLC	4400 Biscayne Boulevard, Miami, FL 33137, USA	402,215

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